                                                                    EXHIBIT 2.04

                                THIRD AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of June 26, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998, as amended, by and between the Company and Crescent (the "Merger Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 Amendment to Section 4.1(c). Section 4.1(c) of the Merger Agreement is hereby amended by inserting the words "except as set forth in Section 1.1," at the beginning of the first line thereof.

     1.2 Amendment to Section 4.1(g). Section 4.1(g) of the Merger Agreement is hereby amended by replacing the words "except as set forth in Section 5.23" at the beginning of the first line thereof, with the words "except as set forth in Sections 1.1 and 5.23".

     1.3 Addition of Section 5.26. Article V of the Merger Agreement is hereby amended by adding a new Section 5.26, as follows:

     Section 5.26  Agreement to Designate Additional Parties to Merger
     Agreement.

     At any time prior to the Effective Time, Crescent shall have the right, by written notice to the Company, to designate one or more corporations, a majority of the capital stock of which shall be owned by Crescent, as additional parties to this Agreement, for the limited purposes described in this paragraph, and to designate that the shares of certain subsidiaries of the Company shall be transferred by Crescent to such additional parties at the Effective Time. Such written notice shall be effective as an amendment to this Agreement for such limited purpose, shall be executed by such additional parties solely in order to become parties to this Agreement for such limited purpose, and shall grant to the additional parties the right to acquire from Crescent, upon the Effective Time, the shares of the subsidiaries so designated by Crescent.

     1.4 Amendment to Section 8.5. Section 8.5 of the Merger Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting for such sentence the following:

     Except as set forth in Sections 5.8, 5.13 and 5.20, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     1.5 Amendment to Section 8.7. Section 8.7 of the Merger Agreement is hereby amended by deleting such section in its entirety and substituting for such section the following:

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that upon the merger of the Company into a wholly owned subsidiary to be formed as a Delaware corporation ("Delaware Station"), in accordance with Section 1.1 of this Agreement, Delaware Station, as successor-in-interest to the Company, automatically will become a party to this Agreement and succeed to all of the rights, interests and obligations of the Company hereunder; and further provided, that upon the merger of the Company into Delaware Station, (i) references herein and in the Company's disclosure letter delivered in connection herewith to the Company shall be deemed also to include a reference to Delaware Station,
     (ii) references herein to the State of Nevada shall be deemed to include, or be replaced with, as the context requires, a reference to the State of Delaware, and (iii) references herein to the NGCL and the provisions thereof shall be deemed to include, or be replaced with, as the context requires, a reference to the corresponding provision or provisions of the Delaware General Corporation Law, as amended; provided further, that the parties hereto agree that prior to the twentieth day prior to such merger of the Company and Delaware Station, the parties hereto shall have obtained resolutions from their respective governing boards and the board of directors and stockholders of Delaware Station approving, and the parties hereto and Delaware Station shall have executed and delivered, an assignment agreement assigning the rights and obligations of the Company hereunder to Delaware Station, in a form constituting a merger agreement between Delaware Station and Crescent for purposes of Delaware law.

     1.6 Amendment to Exhibit B. Exhibit B to the Merger Agreement (as first included in Exhibit B to the Second Amendment to the Agreement and Plan of Merger) is hereby amended by deleting the last sentence of Paragraph 3 of Exhibit B in its entirety and substituting for such sentence with the following:

     The same number of unit purchase rights will entitle a holder to purchase one unit of Crescent Real Estate Equities Limited Partnership for $62 1/4.

                                 MISCELLANEOUS

     2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            STATION CASINOS, INC.

                                            By:  /s/ Glenn C. Christenson
                                                ------------------------------
                                                Glenn C. Christenson
                                                Executive Vice President,
                                                Chief Financial Officer


                                            CRESCENT REAL ESTATE EQUITIES
                                            COMPANY

                                            By:  /s/ David M. Dean
                                                ------------------------------
                                                David M. Dean
                                                SVP, Law


                                        2